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                                                                     EXHIBIT 4.2


                               AMENDMENT NO. 1 TO
                                RIGHTS AGREEMENT

       This Amendment No. 1 to Rights Agreement (this "Amendment" ) is made effective as of the 29th day of February, 2000. This Amendment is an amendment to the Rights Agreement, dated as of March 1, 1990, (the "Rights Agreement"), between Old National Bancorp, an Indiana corporation (the "Company"), and Old National Bank (as successor to Old National Bank in Evansville) (the "Rights Agent").

                                    RECITALS

       WHEREAS, pursuant to and in compliance with Section 27 of the Rights Agreement, the Company and the Rights Agent wish to amend the Rights Agreement as set forth herein;

       NOW THEREFORE, the parties hereto agree as follows:

       Section 1. Amendments. Section 7(a) of the Rights Agreement is amended to provide that the term "Final Expiration Date" shall mean March 1, 2010.

       Section 2. Remainder of Agreement Not Affected. Except set forth in
Section 1 hereof, the terms and provisions of the Rights Agreement remain in full force and effect and are hereby ratified and confirmed.

       Section 3. Authority. Each party represents that such party has full power and authority to enter into this Amendment, and that this Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

       Section 4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.



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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                     OLD NATIONAL BANCORP


                                     By: /s/ JAMES A. RISINGER
                                     -------------------------
                                     James A. Risinger, Chairman, President and
                                     Chief Executive Officer

Attest:


By: /s/ JEFFREY L. KNIGHT
--------------------------------------
Jeffrey L. Knight, Corporate Secretary


                                      OLD NATIONAL BANK


                                      By:  /s/ JAMES A. RISINGER
                                      --------------------------
                                      Chairman, President and
                                      Chief Executive Officer
Attest:


By: /s/ JEFFREY L. KNIGHT
----------------------------
Jeffrey L. Knight, Secretary


                                        2

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                              OFFICER'S CERTIFICATE

       Reference is made to the Rights Agreement, dated as of March 1, 1990, (the "Rights Agreement"), between Old National Bancorp, an Indiana Corporation (the "Company"), and Old National Bank (as successor of Old National Bank in Evansville) (the "Rights Agent").

       The undersigned, being a duly elected officer of the Company, hereby certifies to the Rights Agent that the amendment attached hereto is in compliance with the terms of Section 27 of the Rights Agreement, and, on behalf of the Company, directs that the Rights Agent execute such amendment in accordance with Section 27 of the Rights Agreement.

       IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 29th day of February, 2000.

                                      OLD NATIONAL BANCORP




                                      /s/ JAMES A. RISINGER
                                      ---------------------
                                      James A. Risinger, Chairman, President and
                                      Chief Executive Officer

Attest:


By:/s/ JEFFREY L. KNIGHT
   ---------------------
   Jeffrey L. Knight, Corporate Secretary